Exhibit 10.9
AMENDED AND RESTATED SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) executed on December 15, 2005 as of December 22, 2004, is made between ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (“Grantor”), and METROPCS WIRELESS, INC., a Delaware corporation (“Lender”).
RECITALS
     A. Grantor and the Lender have entered into that certain Second Amended and Restated Credit Agreement executed on even date herewith (as the same may be amended from time to time “Credit Agreement”) pursuant to which Lender has agreed, subject to the terms and conditions therein, to make certain loans in an aggregate amount set forth in the Credit Agreement (the “Loans”) and Grantor has executed and delivered an amended and restated promissory note executed on even date herewith evidencing amounts advanced by the Lender under the Credit Agreement (the “Note”).
     B. In order to induce the Lender to enter into the Credit Agreement and to continue to make the Loans, and in consideration therefor, the Grantor has agreed to execute and deliver this Agreement to amend and restate that certain Security Agreement, dated as of December 22, 2004 (the “Original Security Agreement”), and that certain Security Agreement, dated as of January 24, 2005 (the “Existing Security Agreement”), each between the Grantor and the Lender (as successor lender to Holdings), pursuant to which the Grantor has granted to the Lender a perfected lien on and security interest in all of the Collateral (as defined in each of the Original Security Agreement and the Existing Security Agreement) to secure the Obligations (as defined in each of the Original Security Agreement and the Existing Security Agreement).
     C. It is a condition precedent to the making of any further Loans that the Grantor execute and deliver this Agreement to, among other things, amend and restate the Original Security Agreement and the Existing Security Agreement on the terms and conditions set forth herein.
     NOW THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Original Security Agreement and the Existing Security Agreement and further agree as follows:
     1. Grant of Security Interest. As security for the Obligations, the Grantor hereby transfers, conveys, assigns, pledges and grants a continuing and unconditional security interest to the Lender, and its successors and assigns, in and to:
     a. all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York, such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;
     b. all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of the Grantor, now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, all documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);
     c. all present and future accounts in which the Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Grantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);
     d. all investment property now owned or hereafter acquired by the Grantor, including, without limitation, all securities (certificated and uncertificated), partnership, membership or other ownership interests or profits interest owned by Grantor in or with regard to any corporation, partnership, limited liability company or other legal entity, securities accounts, securities entitlements, commodity contracts and commodity accounts, including, without limitation, any shares, equity securities, partnership, membership or other ownership interests owned by Grantor (the “Securities”);
     e. all general intangibles now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code) including but not limited to, choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by Applicable Law), registrations, franchises, corporate or other business records, systems, designs, software, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how, trade-secrets, customer and client lists (to the extent not prohibited by Applicable Law), and all trade-names, copyrights, patents, trademarks (including service marks) or patent or trademark applications and contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by the Grantor, and any goodwill relating thereto);
     f. all other property owned by the Grantor or in which the Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, excluding, except to the extent set forth in clause j below, any Licenses now or hereafter issued by the FCC;
     g. all insurance policies of any kind maintained in effect by the Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to the Grantor pursuant to such policies;
     h. all monies, cash collateral, chattel paper, checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, instruments, documents, deposit accounts, deposits and credits from time to time whether or not in the possession of or under the control of the Lender;
     i. any consideration received when all or any part of the property referred to in clauses (a) through (h) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Grantor or in which the Grantor has an interest; and
     j. all “Proceeds” as defined in Section 9-102{a)(64) of the Code of all Licenses now or hereafter issued by the Federal Communications Commission or any successor thereto, and solely to the extent if any permitted by Applicable Law, all such licenses and permits.
     The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which the Grantor hereafter owns or in which the Grantor hereafter acquires any interest, is referred to herein as the “Collateral.”
     2. Representations and Warranties. The Grantor represents, warrants and agrees that:
     a. Grantor has and shall have good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien except as permitted by the Credit Agreement, and the Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Credit Agreement;
     b. Grantor has the requisite limited liability company power and authority and legal right to pledge the Collateral to Lender as provided herein;
     c. Grantor has paid when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and which may not result in any material impairment of the lien of the Lender on such

Collateral and, except for any tax, fee, assessment or other charges assessed subsequent to the Lender’s foreclosure on such Collateral pursuant to the Loan Documents;
     d. as a result of the execution and delivery of this Agreement and the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby, and except as permitted by the Credit Agreement, the Lender shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral, enforceable and superior, subject to Permitted Liens, as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other liens on the Collateral;
     e. the chief executive office of the Grantor is at PO Box 2365, Southampton, New York 11969, and the Grantor maintains its books of account and records only at such address; and
     f. none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.
          All representations, warranties and agreements of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 13 hereof.
     3. Covenants. The Grantor hereby covenants to and agrees with the Lender that so long as this Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:
     a. The Grantor shall promptly give written notice to the Lender of any levy or attachment, execution or other process against any of the Collateral;
     b. The Grantor at its sole cost and expense shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Lender and holders of adverse liens permitted by the Credit Agreement and to defend the security interest of the Lender in the Collateral and the priority thereof against any adverse lien of any nature not permitted by the Credit Agreement;
     c. The Grantor shall keep all tangible Collateral properly insured in the manner and form required under the Credit Agreement and in good order and repair (normal wear and tear excepted) and promptly notify the Lender of any event causing any material loss, damage or depreciation in value of the Collateral and of the extent of such loss, damage or depreciation;
     d. The Grantor shall mark any Collateral that is chattel paper with a legend showing the Lender’s lien and security interest therein;

     e. The Grantor shall not (i) amend or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with industry practice; or (ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement;
     f. The Grantor at all times shall keep accurate and complete records of the Collateral and, upon the reasonable request of the Lender, shall furnish the Lender a schedule or schedules, in form and substance reasonably satisfactory to the Lender, describing such Collateral as the Lender may require;
     g. The Lender, or any of its agents, shall have the right to call at the Grantor’s place or places of business during normal business hours at intervals to be determined by the Lender and without hindrance or delay after notice to the Grantor, to inspect the Collateral and to inspect, audit, verify, check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to the Collateral;
     h. If any of the Accounts or General Intangibles of the Grantor arise out of contracts with the United States or any department, agency or instrumentality thereof, the Grantor shall promptly notify the Lender in writing and execute any instruments and take any steps required by the Lender in order that all monies due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the United States Government under the Federal Assignment of Claims Act;
     i. Without the prior written consent of the Lender or except as otherwise permitted by this Agreement or the Credit Agreement, the Grantor will not (1) pledge, assign or grant a security interest in any of the Collateral to anyone except the Lender, (2) permit any lien or encumbrance to attach to any of the Collateral, (3) permit any levy to be made on the Collateral or (4) permit any financing statement (except any financing statements executed by Grantor for the benefit of Lender as secured party) to be on file with respect to any Collateral; provided, however, that in the event that Lender or its Affiliates are in breach under the Credit Agreement or the Equipment and Facilities Lease Agreement, then Borrower shall be permitted to purchase equipment from a third party seller and to issue such third party seller a first priority purchase money security interest solely in the acquired equipment;
     j. The Grantor shall pay and discharge when due all taxes, levies and other charges on the Collateral, unless such tax, levy or other charge is being contested in good faith and with respect to which adequate reserves (as determined in accordance with generally accepted accounting principles) have been established and are being maintained and unless such tax, levy or other charge is assessed subsequent to the Lender’s foreclosure on such Collateral pursuant to the Loan Documents;
     k. If any Inventory or Equipment shall become in the possession or control of any third party, the Grantor shall notify such third party of the security interest created hereby and instruct such third party to hold such Inventory and Equipment for the

Lender’s account and subject to the Lender’s instructions. If any Collateral is subject to a certificate of title at any time, the Grantor shall deliver such certificate of title to the Lender together with such documents as shall be necessary to cause the security interest of the Lender to be noted thereon;
     l. If at any time Grantor shall receive any shares of stock or stock certificates, or any other instruments evidencing Securities, Grantor shall promptly deliver any such instruments to Lender as additional security for the Obligations, all of which additional security shall constitute Collateral. With respect to any Collateral that is an “uncertificated security” for purposes of the Code (other than any “uncertificated securities” credited to a Securities Account under the control of the Lender), Grantor shall cause the issuer of such uncertificated security to either (i) register the Lender as the registered owner thereof on the hooks and records of the issuer or (ii) execute an agreement, in form and substance satisfactory to the Lender pursuant to which such issuer agrees to comply with the Lender’s instructions with respect to such uncertificated security without further consent by such Grantor; or
     m. Upon the occurrence and during the continuation of an Event of Default, any dividends or other distributions received by Grantor on account of the Collateral shall be held in trust by Grantor for the benefit of the Lender, and Grantor shall immediately notify Lender in writing, and shall, if Lender so instructs, immediately pay over such dividends or other distributions to Lender as Collateral.
     4. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:
     a. The occurrence of a default or an “Event of Default” under the Note or the Credit Agreement; or
     b. [Intentionally Removed].
     5. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, after any applicable cure period, and at any time thereafter, Lender may (but shall not be required to) take any or all of the following actions simultaneously or in any order which it may choose:
     a. The Lender may from time to time take whatever action at law or in equity may appear necessary or desirable in order to collect the monies payable hereunder or secured hereby or to enforce performance and observance of any obligation, agreement or covenant hereunder.
     b. The Lender may foreclose its security interest in any of the Collateral in any way permitted by law; and the Lender may thereupon, or at any time thereafter, in its sole discretion, without notice or demand (except such notice as may be specifically required by law) and with or without having the Collateral at the time or place of sale, sell or otherwise dispose of the Collateral, or any part thereof, at one or more public or private sales, at any time or place, at such price or prices and upon such terms, either for cash, credit or future delivery, as the Lender may elect. In the exercise of such remedy, the Lender may sell all of the Collateral as a unit even though the sales price thereof may be in excess of the amounts remaining unpaid on the Obligations. To the extent not prohibited by Applicable Law, the Lender is authorized at any sale or other disposition of the Collateral, if it deems it advisable so to do, to restrict (with respect to any Securities that are part of the Collateral) the prospective bidders or purchasers thereof to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. At any such public sale the Lender may bid for and become the purchaser of all or any part of the Collateral, and such sale or sales may be held without demand of performance, notice of intention to sell, the time or place of sale or any other matter, except for such notice as may be specifically required by law; and the purchaser at any such sale or other disposition shall thereafter hold the Collateral sold absolutely free from any claim or right of the Grantor of whatsoever kind, including any right of redemption of the Grantor, all such rights being hereby expressly waived and released by the Grantor to the extent permitted by law.
     c. The Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. The Grantor hereby assents to the passage of a decree for the sale of any of the Collateral by any court having jurisdiction. In any action hereunder, the Lender shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Lender shall be entitled to apply, without notice to the Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations.
     d. Lender shall have the right, in its sole discretion, to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of Grantor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including but not limited to the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated. Lender and Grantor acknowledge and agree that in connection with any exercise by the Lender of its rights hereunder to dispose of or operate under certain of the Collateral, it may be necessary to obtain the prior consent or approval of certain governmental authorities. Upon the exercise by Lender of any power, right, privilege or remedy pursuant to this Agreement which requires any consent or approval of any governmental authority, Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates and other documents which may reasonably be required to obtain such approval or consent. Grantor shall cooperate in good faith with Lender and any purchaser of the Collateral in obtaining any such approvals or consents.
     e. The Grantor hereby authorizes and empowers the Lender to sell its interest in the Collateral in accordance with any Applicable Law. Such Collateral or any interest therein may be sold upon such terms and in as many lots as the person conducting the sale may, in his sole discretion, elect. No readvertisements of any sale shall be required if the sale is adjourned by announcement, at the time or place set therefor, of the date, time or place to which the same is to be adjourned.
     f. The Lender may, to the extent not prohibited by Applicable Law, exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to any of the Collateral, as if the Lender were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any subsidiary of Grantor.
     g. The Lender may take possession of the Collateral pursuant hereto without legal process and without incurring liability to the Grantor therefor for the purpose of exercising its rights hereunder.
     h. The Lender may (1) notify all or any of the makers, account debtors or any person obligated to the Grantor for any amount with respect to an Account or General Intangible (collectively, the “obligors” and individually, an obligor”) that the Accounts and the General Intangibles have been assigned to the Lender and to request confirmation from any obligor of the amount shown by the Accounts or the General Intangibles to be payable or any other matter stated therein or relating thereto, and such notices may be given by the Lender in its own name or in the name of the Grantor; (2) demand, collect or compromise for any and all sums that are now or may hereafter become due or owing on any Account or General Intangible; (3) enforce payment of any Account or General Intangible either in its own name or in the name of the Grantor; and (4) endorse in the name of the Grantor, and to collect, any instruments tendered or received in payment of any Account or General Intangible. The Lender under no circumstances shall be under any duty to act in regard to any of the foregoing matters. The Grantor appoints the Lender, and any officer or employee of the Lender as the Lender from time to time may designate, as attorneys-in-fact for the Grantor, to sign and endorse in the name of the Grantor, to give notices, in the name of the Grantor and to perform all other actions necessary or desirable in the reasonable discretion of the Lender to effect these provisions and carry out the intent hereof. This power, being coupled with an interest, is irrevocable so long as any Account or General Intangible assigned to the Lender remains unpaid and this Agreement has not been terminated in accordance with the terms hereof.
     i. At the option of the Lender, the Grantor agrees that, upon receipt of all checks, drafts, cash and other remittances in payment or on account of the Accounts or the General Intangibles (collectively, the “payments” and individually, a “payment”), the Grantor will deposit the same in a special bank account designated by Lender, over which the Lender has the exclusive right of withdrawal, and will designate with each such deposit the particular Account or General Intangible upon which the payment was made. The funds in such special account shall be held by the Lender as security for the Obligations. The payments shall be deposited in precisely the form received except for the endorsement of the Grantor where necessary to permit collection of such items, which endorsement the Grantor agrees to make, and which the Lender is authorized to make on the Grantor’s behalf. Pending such deposit, the Grantor agrees that it will not commingle any payments with any of the Grantor’s funds or property, but will hold them separate and apart therefrom and upon an express trust for the Lender until deposit thereof is made in the special account. The Lender, at any time and from time to time after the occurrence of an Event of Default, in its sole discretion, may apply any part of the credit balance in the special account to the payment of the Obligations.
     j. The Lender may exercise any other right or remedy with respect to any of the Collateral given to secured parties under the applicable Code or other Applicable Law.
     k. Any notification required by Section 9-611 of the Code shall be deemed reasonably and properly given if mailed, certified or registered mail, postage prepaid, to the Grantor, at least ten (10) days before any sale or disposition of any of the Collateral which is subject to the Code. Any advertisement of the sale or other disposition of such Collateral shall be deemed to be reasonable if such advertisement is placed in a newspaper of general circulation in or about the location of the chief executive offices or principal place of business of Grantor or the location of the sale at least once in each of the two (2) calendar weeks immediately preceding the sale.
     l. At the request of Lender, the Grantor shall deliver to the Lender all original and other documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. The Grantor shall also furnish to the Lender, promptly upon the request of the Lender, such reports, reconciliations and aging balances regarding Accounts as the Lender may request from time to time.
     All of Lender’s rights and remedies hereunder, under the Note and under any of the other Loan Documents shall be cumulative and not exclusive, and shall be enforceable alternatively, successively or concurrently as Lender may, in its sole discretion, deem expedient. Lender shall have no obligation to preserve rights in the Collateral or marshal any of the Collateral for the benefit of any person or entity. The Obligations are recourse obligations. Accordingly, the exercise of Lender’s remedies hereunder, or any of them, including, without limitation, foreclosure on the Collateral, shall not result in a satisfaction or discharge of the Obligations or otherwise limit Lender’s ability to exercise its other remedies hereunder.
     6. Application of Proceeds. Any proceeds received from the exercise of any remedy hereunder, after deducting therefrom any and all costs and expenses reasonably incurred in securing possession of any Collateral, in shipping and storing the Collateral, in preparing the Collateral for sale or otherwise dealing with Collateral prior to any sale or other disposition thereof and in connection with the sale or other disposition thereof (including, without limitation, reasonable attorneys” and accountants’ fees and brokers’ commissions), shall be applied toward the payment of any and all amounts due under or with respect to the Obligations, including interest, and all other costs and expenses reasonably incurred by the Lender in connection with this Agreement which are then due and payable, in such order and amounts as the Lender, in its sole discretion, may elect. If such net proceeds should be insufficient to pay all of the amounts due under or with respect to the Obligations, including interest, that are due and payable and all such other costs and expenses reasonably incurred by the Lender, and a deficiency shall result, the Grantor shall nevertheless remain liable for such deficiency; and if such net proceeds should be more than sufficient to pay the same, such surplus shall be accounted for and, if any Obligations remain outstanding but are not yet due and payable, retained by the Lender, who shall hold the same as security for the Obligations; and if no Obligations remain outstanding, such surplus shall be paid over to the Grantor or whomever a court of competent jurisdiction shall determine to be entitled thereto.
     7. Powers of Attorney. The Grantor hereby irrevocably appoints the Lender (and any officer or agent of the Lender) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Lender or otherwise, for the use and benefit of the Lender, effective upon the occurrence and during the continuance of an Event of Default and to the extent not prohibited by Applicable Law: (i) to receive, endorse the name of the Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Lender with respect to the Collateral; (ii) to cause the Grantor’s mail to be transferred to the Lender’s own offices and to receive and open all mail addressed to the Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment; (iii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations; (iv) to receive and give discharges and releases of all or any of the Collateral; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (vi) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (vii) to send verification of any Accounts to any account debtor or customer; (viii) to notify any account debtor or other obligor of the company with respect to any Collateral to make payment to the Lender; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral; (x) to take any action for purposes of carrying out of the terms of this Agreement; (xi) to enforce all of the Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and (xii) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Lender. It is understood and agreed that the power of attorney granted to the Lender for the purposes set forth above in this Section 7 is coupled with an interest and is irrevocable and the Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 7 shall in no event relieve the Grantor of any of its obligations hereunder or under any of the other Loan Documents with respect to the Collateral or any part thereof or impose any obligation on the Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Lender of any other or further right which it may have on the date of this

Agreement or hereafter, whether hereunder, under any of the other Loan Documents, by law or otherwise.
     8. Collateral Reserve Account. If requested by the Lender to do so on or at any time after an Event of Default has occurred and during its continuance, Grantor shall establish and thereafter maintain with the Lender or its designee a demand deposit account for the concentration and collection of proceeds of certain Collateral (the “Collateral Reserve Account”) into which the Grantor shall transfer and deliver all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for the Collateral or otherwise as proceeds of the Collateral and, pending such transfer and delivery, Grantor shall be deemed to hold same in trust for the benefit of the Lender. Grantor shall not be entitled to withdraw funds on deposit in the Collateral Reserve Account after its inception without the prior written consent of the Lender; provided, however, that, at any time during which collected funds exist on deposit in the Collateral Reserve Account, the Lender may withdraw such deposits, or any portion thereof, therefrom, for application against the Obligations in such manner as the Lender, in its sole discretion, may determine.
     9. Collections. Upon the occurrence and during the continuance of an Event of Default, the Lender may, in its sole discretion, in its name or in the name of the Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor, other than to discharge the Grantor in so doing with respect to liabilities of the Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Grantor shall be held in trust for the Lender and any other Lender having rights thereto senior to the Lender and shall be promptly turned over to the Lender or any other Lender having rights thereto senior to the Lender as their interest shall appear. The Lender may make such payments and take such actions as the Lender, in its sole discretion, deem necessary to protect its security interest in the Collateral or the value thereof, and the Lender is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Lender appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Agreement, the Credit Agreement or the other Loan Documents.
     10. Expenses. The Grantor shall pay, when due, any and all reasonable fees, taxes or (other than taxes based on the income of Lender) other charges imposed in connection with the granting of the security interests hereunder including, without limitation, any fees imposed in connection with recordation of instruments necessary or desirable in order to reflect, effectuate or release such security interests.
     11. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed via certified mail, sent by Federal Express or other similar express delivery service for next day delivery, faxed (with a confirming copy sent by such a express delivery service for next day delivery) or hand delivered to the respective parties to their respective addresses set forth or referenced in Section 7.10 of the Credit Agreement, or in accordance with any subsequent written direction delivered in accordance with this section from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, he effective upon delivery if delivered by hand; in the case of certified mail, three Business Days after the date sent; in the case of any fax, when received; or in the case of express delivery service, the day after delivery of the notice to such service with charges prepaid.
     12. ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by Grantor without the written consent of Lender. Lender shall have the right to assign this Agreement without Grantor’s consent to any person at Lender’s sole discretion, including to Bear, Stearns & Co. Inc. or any Affiliate thereof. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
     13. TERMINATION. This Agreement shall terminate and the Security Interest shall be released upon the earliest to occur of (i) the payment and satisfaction in full of the Note and all of the Obligations relating to the Note; or (ii) the mutual agreement of Grantor and Lender.
     14. CERTAIN WAIVERS; GRANTOR NOT DISCHARGED. The Grantor expressly and irrevocably waives (to the extent permitted by Applicable Law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Agreement. The obligations and duties of the Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Grantor or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement or any of the Loan Documents, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Lender for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of the Grantor or any grantee or any other persons, (f) the invalidity or unenforceability of the Credit Agreement or any of the Loan Documents, (g) any change, restructuring or termination of the corporate structure or existence of the Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (h) any other event which under law would discharge the obligations of a surety.
     15. TRANSFER OF SECURITY INTEREST. The Lender may transfer to any other person all or any part of the liens and security interests granted hereby, and all, or any part of the Collateral which may be in the Lender’s possession after the occurrence and during the continuance of an Event of Default or, if to a successor Lender in accordance with the Credit Agreement, at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Lender hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Lender shall retain all of their rights and powers (whether given to it in this Agreement, or otherwise). The Lender may, at any time, assign all or any portion of its rights as the Lender hereunder to any person in the Lender’s discretion, including without limitation Bear Steams & Co. Inc. or any Affiliate thereof, and upon notice to the Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon the Grantor, as fully as it had expressly approved the same.
     16. Indemnity; Reimbursement of Lender. The Grantor agrees to indemnify, defend and hold the Lender harmless from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature, and to reimburse the Lender for all reasonable costs and expenses, including but not limited to attorneys’ fees and expenses, arising from this Agreement or the exercise of any right or remedy granted to the Lender hereunder, except to the extent such claims arise out of Lender’s gross negligence, willful misconduct or fraud. In no event shall the Lender be liable for any matter or thing in connection with this Agreement other than to account for moneys actually received by the Lender in accordance with the terms hereof. All indemnities contained in this Section 16 and elsewhere in this Agreement shall survive the expiration or earlier termination of this Agreement.
     17. No Liability for Collateral. Beyond the exercise of reasonable care in the custody of any Collateral, the Lender shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Lender have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Agreement impose upon the Lender any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, attorneys’ fees and out-of-pocket expenses, shall be borne solely by the Grantor, whether the same are incurred by the Grantor or the Lender.
     18. Definitions. Any capitalized terms used herein which are not defined herein shall have the meaning ascribed to such term in the Credit Agreement.
     19. Governing Law. This Agreement shall he governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except to the extent that the perfection and the effect of perfection or non- perfection of any security interests created hereby is governed by the laws of a jurisdiction other than the State of New York.
     20. Complete Agreement. This Agreement and the Credit Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.
     21. Amendments and Waivers. This Agreement may be amended only by a writing signed by the Grantor and Lender. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or operate to constrain the rights of any other parties hereunder. No waiver of any one right shall operate as a waiver of any subsequent right.

     22. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     23. Continuing Lien. It is the intent of the parties hereto that (a) this Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Grantor and the Lender under or in connection with the Notes, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral and the Obligations covered by this Agreement shall include any future advances under or in connection with the Credit Agreement.
     24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Lender.
     25. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision which is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, unless the parties otherwise so provide.
     26. Venue; Waiver of Jury Trial.
     a. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT, OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.
     b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES

ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 26(b).
     27. Further Assurances. Grantor agrees, from time to time, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request for the better assuming and preserving of the security interests and rights and remedies created hereby, including, without limitation, the execution and delivery of such financing statements or continuation statements, and amendments thereto, as may be necessary or desirable, or as Lender may request in order to perfect and preserve the security interests granted hereby. Grantor hereby authorizes Lender or its agent to file such financing statements and/or such continuation statements and amendments thereto relating to all or any part of the Collateral without its signature, where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the collateral granted hereby or any part thereof shall be sufficient as a financing statement where permitted by law.
     28. Amendment and Restatement. This Agreement amends and restates in their entirety the Original Security Agreement and the Existing Security Agreement, and from and after the Effective Date hereof, and subject to the terms hereof, the terms and provisions of the Original Security Agreement and the Existing Security Agreement shall be superseded by the terms and provisions of this Agreement. The Grantor hereby agrees that (i) the liens and security interest granted by Grantor under the Original Security Agreement and the Existing Security Agreement shall be deemed to be liens and security interests securing the indebtedness, Obligations, borrowings, advances and liabilities under the Credit Agreement and shall remain outstanding and governed by this Agreement, and shall not constitute a novation, and (ii) all liens and security interests securing the indebtedness, Obligations, borrowings, advances and liabilities under the Original Agreement and the Existing Credit Agreement shall continue in full force and effect to secure the indebtedness and Obligations of Borrower under the Credit Agreement, the Note and the other Loan Documents.
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SIGNATURE PAGE TO
AMENDED AND RESTATED SECURITY AGREEMENT
     IN WITNESS WHEREOF, the Grantor and Lender have caused this Agreement to be executed as of the date first above written.

GRANTOR:

ROYAL STREET COMMUNICATIONS, LLC,

a Delaware limited liability company

By:	/s/ Robert A. Gerard

Name:	ROBERT A. GERARD

Title:	CHAIRMAN & CEO

LENDER:

METROPCS WIRELESS, INC.,

a Delaware corporation

By:	/s/ Roger D. Linquist

Name:	Roger D. Linquist

Title:	President and CEO